Exhibit 10.2

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

                                                  November 12, 2004

Mr. Joseph J. Corasanti, Esq.
Conmed Corporation
525 French Road
Utica, New York 13502

Dear Mr. Corasanti:

      In consideration of the mutual promises herein contained, CONMED Corporation, a New York corporation (hereinafter the "Company"), and you hereby agree that you will be employed by the Company on the following terms and conditions:

      1.    Employment.
            -----------

      The Company hereby agrees that you will be employed to serve as the President and Chief Operating Officer of the Company during the term of employment set forth in Section 2 of this Agreement. You hereby agree to serve as President and Chief Operating Officer of the Company during such term of employment.

      2.    Term of Employment.
            -------------------

      Subject to the provisions for early termination pursuant to Section 5 of the Agreement, your term of employment under this Agreement shall be for a period beginning January 1, 2000 and ending December 31, 2009.

      3.    Duties During Term of Employment.
            ---------------------------------

      During your term of employment under this Agreement, you shall devote your full business time and attention and all reasonable efforts to the affairs of the Company and its subsidiaries and affiliates and shall perform such executive and administrative duties for the Company and subsidiaries and affiliates as you may be called upon to perform, from time to time, by the Board of Directors of the Company (the "Board").

      4.    Compensation and Benefits.
            --------------------------

      (a)   Base Annual Salary.
            -------------------

The Company shall pay to you during your term of employment under this Agreement a base annual salary at the rate of at least $200,000 per year, payable in equal weekly installments during each year of your term of employment, provided that after the date hereof such annual base salary shall be at a rate of a least $375,000. It is understood

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Joseph J. Corasanti, Esq.
Amended and Restated Employment Agreement
November 12, 2004
Page 2 of 7


that the Board of Directors of the Company may in its discretion review from time to time your base annual salary and in its discretion may from time to time increase your base annual salary and/or grant bonuses if it determines that circumstances justify any such increase and/or bonuses.

      (b)   Deferred Compensation
            ---------------------

      Existing Arrangement. In addition to your base annual salary, the Company shall establish a deferred compensation account on your behalf, which shall be credited with the amount of $100,000 on December 31, 2000 and on each subsequent December 31 during the term of this Agreement through December 31, 2004. This account shall also be credited on December 31, 2001 and each December 31 thereafter with an amount equal to interest on the amount outstanding in the account on the day prior to such December 31 at the rate of 10% per annum. Commencing within 60 days after retirement or termination of employment, the Company shall pay you, for 120 months, an amount equal to the amount then outstanding in the deferred compensation account divided by the number of payments remaining to be made. The account shall be reduced by the amount of any payments and shall continue to be credited with interest annually on the amount outstanding in the account. You may elect to receive payments over a period of less than 120 months (including a lump sum), provided that your election is made prior to the beginning of the year before the year of your retirement or termination of employment. In the event of your death the Company shall make payments to your estate. Such payments to your estate shall be made in the same manner as specified above, except that such payments shall commence within one month of your death. You understand and agree, and the Company agrees, that the deferred compensation account is solely a bookkeeping account, does not represent a segregated amount of money for your benefit, and that you shall not have by virtue of this Agreement a security interest in the foregoing account or in any assets or funds of the Company.

      Future Arrangement. In addition to your existing deferred compensation account above, the Company shall establish another deferred compensation account on your behalf, which shall be credited with the amount of $125,000 on December 31, 2005 and on each subsequent December 31 during the term of this Agreement. This account shall also be credited on December 31, 2005 and each December 31 thereafter with an amount equal to interest on the amount outstanding in the account on the day prior to such December 31 at a rate equal to the prime rate of JPMorgan Chase on such date plus 2%. Commencing six months and one day after retirement or termination of employment, the Company shall pay you, for 120 months, an amount equal to the amount then outstanding in the deferred compensation account divided by the number of payments remaining to be made. The account shall be reduced by the amount of any payments and shall continue to be credited with interest annually on the amount outstanding in the account. In the event of your death the Company shall make payments to your estate. Such payments to your estate shall be made in the same manner as specified above, except that such payments shall commence within one month of your death. You understand and agree, and the Company agrees, that the deferred compensation account is solely a bookkeeping account, does not represent a

Joseph J. Corasanti, Esq.
Amended and Restated Employment Agreement
November 12, 2004
Page 3 of 7


Segregated amount of money for your benefit, and that you shall not have by virtue of this Agreement a security interest in the foregoing account or in any assets or funds of the Company.

      (c)   Benefit Plans.
            --------------

      You also shall be entitled to participate in all life and health insurance plans, pension plans and other plans, benefits or bonus arrangements provided by the Company from time to time during your term of employment under this Agreement and made available by the Company to its executives generally, if and to the extent that you are eligible to participate in accordance with the provisions of any such plan or for such benefits. Specifically, you shall be entitled to participate in the Company's stock option plans and shall continue to be entitled to participate in the Company's pension and disability plans and be provided with reimbursement of club memberships and automobile expenses as under present practices. In no event shall the benefits provided you be less, in the aggregate, than those provided you under present plans and practices. In addition, for each calendar year commencing after the date hereof, the Company shall pay you an amount, which after the payment of any applicable taxes on such payment, is sufficient for you to purchase and maintain (i) $2.0 million of whole life insurance coverage and (ii) the insurance policies referred to on Exhibit A hereto. Life and health insurance benefits (including the payment to purchase term life insurance coverage) shall continue for your and your wife during the terms of your lives. In addition, the Company shall reimburse you for your reasonable personal legal and accounting expenses related to your estate and tax planning and to preparing and filing your tax returns.

      5.    Early Termination of the Term of Employment.
            --------------------------------------------

      (a)   Early Termination Other Than for Just Cause.
            --------------------------------------------

      If at any time during your term of employment under this Agreement, the Board of Directors of the Company shall fail to reelect you as the President and Chief Operating Officer of the Company, shall remove you from such office, shall substantially reduce your duties and responsibilities or shall terminate your employment under this Agreement, in each case other than for "just cause" as such term is defined in paragraph (c) of this Section 5, such event shall be deemed an early termination other than for just cause. After an early termination other than for just cause, you shall have no obligations under this Agreement (other than your obligations under Sections 7 and 8 of this Agreement), you shall have no obligation to seek other employment in mitigation of damages in respect of any period following the date of such early termination and you shall be entitled to receive from the Company an immediate lump sum payment equal to the result of multiplying (i) the greater of (A) three or (B) the number of years and fractions thereof (rounded to the nearest month) then remaining in the term of employment by (ii) the sum of (A) your base annual salary to which you are then entitled and (B) an amount equal to the average of the bonuses, deferred compensation and incentive compensation earned by you in each of the Company's three fiscal years prior to the date of your early termination. If such lump sum payment is

Joseph J. Corasanti, Esq.
Amended and Restated Employment Agreement
November 12, 2004
Page 4 of 7


not made in full within ten days of such early termination other than for just cause, the Company shall also pay you interest on the amount of the remaining payment at the prime rate of JPMorgan Chase, in effect from time to time.

      In addition, in the event of your early termination other than for just cause, you shall be entitled to continued coverage under the benefit plans of the Company specified in paragraph (c) of Section 4 of this Agreement as if such early termination had not occurred, for a period equal to the greater of (x) three years from the date of such early termination or (y) the remainder of the term of employment. You shall also be entitled to receive payment of the deferred compensation account as specified in paragraph (b) of Section 4 of this Agreement, and you or your estate shall be entitled to receive from the Company all payments and benefits required pursuant to the provisions of Section 6 of this Agreement, as if such early termination had not occurred.

      (b)   Early Termination for Just Cause.
            ---------------------------------

      If at any time during your term of employment under this Agreement, the Board of Directors of the Company shall fail to reelect you as the Chief Operating Officer of the Company, shall remove you from such office, shall substantially reduce your duties and responsibilities or shall terminate your employment under this Agreement, in each case for "just cause" as such term is defined in paragraph (c) of this Section 5, subject to the provisions of Section 6 for additional payments and benefits in the event of your death or permanent disability (as such term is defined in Section 6), the Company shall only be obligated to pay you (i) your then base salary and to provide continued coverage under the benefit plans of the Company specified in paragraph (c) of Section 4 of this Agreement through the end of the month during which such early termination occurs, and (ii) the deferred compensation account as specified in paragraph (b) of Section 4 of this Agreement, plus an additional amount of deferred compensation equal to a pro rata amount of such deferred compensation under paragraph (b) of Section 4 for the year of your termination.

      (c)   Definition of Just Cause.
            -------------------------

      "Just cause" under this Agreement shall mean a breach by you of your obligations under this Agreement, willful misconduct, dishonesty, conviction of a crime (other than traffic or other similar violations or minor misdemeanors), intoxication on the job or excessive absenteeism not related to illness.

      6.    Death or Disability.
            --------------------

If before the expiration date of your term of employment under this Agreement you shall die, or become permanently disabled, the Company shall be obligated to pay (in the case of death) to your estate, or (in the case of such disability) to you or your representative, 100% of your annual base salary to which you are then entitled to the end of such term of employment. In addition, in the event of such disability, you shall continue to fully

Joseph J. Corasanti, Esq.
Amended and Restated Employment Agreement
November 12, 2004
Page 5 of 7


participate  in all benefit  plans of the Company  specified in paragraph (c) of
Section 4 of this Agreement to the expiration date of such term of employment, and in the case of life and health insurance benefits (including the payment to purchase term life insurance coverage), the benefits will continue for you and your wife during the terms of your lives. For purposes of this Agreement, "permanent disability" means inability to perform the services required under this Agreement due to physical or mental disability, which continues for 180 consecutive days. Evidence of such disability shall be certified by a physician acceptable to both the Company and you.

      7.    Non-competition.
            ----------------

      It is agreed that during your term of employment under this Agreement and for a period of two years thereafter you will not, without the prior written approval of the Board of Directors of the Company, become an officer, employee, agent, limited or general partner, director, member or shareholder of any business enterprise in competition with the Company or any subsidiary of the Company, as the business of the Company or any such subsidiary may be constituted during such term of employment, or at the expiration of such term or period. Notwithstanding the preceding sentence, you shall not be prohibited from owning less than five (5%) percent of the outstanding equity of any publicly traded business enterprise.

      8.    Non-disclosure.
            ---------------

      You shall not, at any time during or following your term of employment under this Agreement, disclose or use, except in the course of your employment or consultation arrangements with the Company in the pursuit of the business or interests of the Company or any of its subsidiaries or affiliates, any confidential information or proprietary data of the Company or any of its subsidiaries or affiliates, whether such information or proprietary data is in your memory or memorialized in writing or other physical terms.

      9.    Conflicts.
            ----------

      Any paragraph, sentence, phrase or other provision of this Agreement which is in conflict with any applicable statute, rule or other law shall be deemed, if possible, to be modified or altered to conform thereto or, if not possible, to be omitted herefrom. The invalidity of any portion of this Agreement shall not affect the force and effect of the remaining valid portions hereof. Section and paragraph headings are included in this Agreement for convenience only and are not intended to affect in any way the meaning or interpretation of this Agreement.

      10.   Governing Law.
            --------------

      This Agreement is governed by and is to be construed and enforced in accordance with the laws of the State of New York.

Joseph J. Corasanti, Esq.
Amended and Restated Employment Agreement
November 12, 2004
Page 6 of 7


      11.   Miscellaneous.
            --------------

      This  Agreement  amends  and  restates  in  its  entirety  the  Employment
Agreement between the Company and you dated May 2, 2000. This Agreement constitutes the entire understanding between you and the Company relating to your employment with the Company and supersedes and cancels all prior written and oral understandings and agreements with respect to such matters, other than with respect to (1) the deferred compensation account under Section 4(b) and (2) the Change in Control Severance Agreement between the Company and you dated May 3, 2000 (the "CICSA"). Both parties agree that although you are entitled to receive payments and benefits under both this Agreement and the CICSA, in the event of your termination of employment you shall receive severance payments and benefits under either Section 5 of this Agreement or Section 4 of the CICSA depending upon which section provides you with more favorable payments and benefits (but you shall not receive payments and benefits under both such sections). This Agreement shall be binding upon, and shall inure to the benefit of you and the Company, your heirs, executors and administrators and the Company's successors.

      If the foregoing correctly sets forth the understanding between you and the Company, please execute and return the enclosed copy of this letter.

                                         CONMED CORPORATION


                                         By: /s/  Daniel S. Jonas, Esq.
                                             ------------------------------
                                             Daniel S. Jonas, Esq.
                                             Vice President - Legal Affairs
                                             General Counsel

Agreed and accepted as of the date first above written:


/s/ Joseph J. Corasanti
-------------------------------
Joseph J. Corasanti

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Joseph J. Corasanti, Esq.
Amended and Restated Employment Agreement
November 12, 2004
Page 7 of 7


Exhibit A
Scheduled Insurance Policies

Policy Number          Carrier               Current Estimated Premium
----------------------------------------------------------------------

11-86-228              MassMutual                     $14,000

11-905-063             Northwest                      $22,000